Exhibit 5.1

Dykema Gossett PLLC Suite 300 39577 Woodward Avenue Bloomfield Hills, Michigan 48304 www.dykema.com Tel: (248) 203-0700 Fax: (248) 203-0763
June 30, 2009
Champion Enterprises, Inc.
755 West Big Beaver Road, Suite 1000
Troy, Michigan 48084
Re:	Champion Enterprises, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Champion Enterprises, Inc., a Michigan corporation (the “Company”) and the subsidiaries of the Company named on Schedule I attached hereto (each, a “Guarantor” and, collectively, the “Guarantors”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s:
(i)	common stock, $1.00 par value per share (the “Common Stock”);

(ii)	preferred stock, no par value per share, to be issued in one or more series (the “Preferred Stock”);

(iii)	depository shares (the “Depository Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depository receipts (the “Depository Receipts”);

(iv)	senior debt securities (the “Senior Debt Securities”) to be issued in one or more series under the senior indenture (the “Senior Indenture”);

(v)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued in one or more series under the subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”);

(vi)	guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”);
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Champion Enterprises, Inc.
June 30, 2009

(iv)	warrants representing rights to purchase, Common Stock, Preferred Stock or Debt Securities or other securities (the “Warrants”);

(v)	subscription rights (the “Subscription Rights”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities;

(vi)	contracts to purchase shares of Common Stock or other securities (the “Stock Purchase Contracts”); and

(vii)	units, each comprised of a Stock Purchase Contract and either debt obligations or debt securities of third parties securing the holders’ obligation to purchase securities under the Stock Purchase Contract (the “Stock Purchase Units”).
(collectively, the Common Stock, the Preferred Stock, the Depository Shares, the Debt Securities, the Guarantees, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein, collectively, as the “Securities”); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $350,000,000.
     We have been advised by the Company that:
A.	The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Restated Articles of Incorporation to be approved by the Company’s Board of Directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

B.	The Depositary Shares may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein, which Deposit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;
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Champion Enterprises, Inc.
June 30, 2009

C.	The Senior Debt Securities and the Guarantees thereof may be issued pursuant to the Senior Indenture between the Company and a trustee to be named in a supplemental indenture, the form of such Senior Indenture being filed as an exhibit to the Registration Statement and any supplemental indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

D.	The Subordinated Debt Securities and the Guarantees thereof may be issued pursuant to the Subordinated Indenture between the Company and a trustee to be named in a supplemental indenture, the form of such Subordinated Indenture being filed as an exhibit to the Registration Statement and any supplemental indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

E.	The particular terms of any Debt Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

F.	Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a bank as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

G.	Subscription Rights may be issued under one or more subscription rights certificate(s) (each a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreement(s) (each a “Subscription Rights Agreement”) that would be entered into between the Company and a subscription agent or agents (each a “Subscription Agent”), which Subscription Rights Certificate and/or Subscription Rights Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective.
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Champion Enterprises, Inc.
June 30, 2009

H.	Stock Purchase Contracts may be issued separately or as part of Stock Purchase Units, which Stock Purchase Contracts will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective.
     In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) after the sale of shares of Common Stock under the Registration Statement, the total issued shares will not exceed the number authorized in the Company’s Restated Articles of Incorporation; (xi) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; and (xii) the certificates representing the Securities will be duly executed and delivered.
     We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:
     1. The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or a properly authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for a consideration that the Board of Directors or such committee determines as adequate (any such specific authorization of Securities being “Authorizing Resolutions”), (ii) the terms of the offer and sale of the Common Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over
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Champion Enterprises, Inc.
June 30, 2009

the Company, (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions, and (iv) certificates evidencing the shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law.
     2. The Preferred Stock will be validly issued, fully paid and nonassessable, provided that (i) such Preferred Stock is specifically authorized for issuance by Authorizing Resolutions, (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s Board of Directors, or an amendment to the Company’s Restated Articles of Incorporation approved by the Company’s Board of Directors and shareholders, has been filed with the Department of Energy, Labor and Economic Growth, Bureau of Commercial Services, of the State of Michigan, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions, and (vi) certificates evidencing the shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law.
     3. The Depositary Shares, when sold in accordance with the Deposit Agreement, will be validly issued, fully paid and nonassessable, provided that (i) such Depositary Shares are specifically authorized by Authorizing Resolutions which include the terms and form of the Deposit Agreement between the Company and an entity (the “Depositor”) selected by the Company to act as a depositary and to authorize the sale of such Depositary Shares; (ii) the terms of such Depositary Agreement and of the sale of the Depositary Shares do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) any such Deposit Agreement shall have been duly authorized, executed and delivered; (iv) such Depositary Shares are duly authorized, executed and delivered in accordance with the provisions of the Deposit Agreement; and (v) such Depositary Shares shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement forming a part of the Registration Statement with respect to such sale, and the acts, proceedings and documents referred to above.
     4. The Debt Securities, when issued and sold in accordance with the applicable Indenture and any applicable purchase or agency agreement will constitute valid and legally binding obligations of the Company, provided that (i) such Debt Securities are specifically
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Champion Enterprises, Inc.
June 30, 2009

authorized for issuance by Authorizing Resolutions, (ii) the applicable Indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture, the Company’s Restated Articles of Incorporation and Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Indenture and any supplemental indenture in respect of such Debt Securities has been duly authorized, executed and delivered by each party thereto and such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and offered, issued and sold as contemplated in the Registration Statement, (v) the Debt Securities have been duly delivered to the purchasers thereof, in consideration for which the Company has received the consideration provided for in the applicable Authorizing Resolutions, and (vi) a Form T-1 has been filed with the SEC with respect to the trustee executing any indenture or any supplemental Indenture to such Indenture.
     5. The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) such Warrants are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.
     6. The Subscription Rights will constitute valid and legally binding obligations of the Company, provided that (i) such Subscription Rights are specifically authorized for issuance by Authorizing Resolutions which include the terms of the Subscription Rights Agreements and the documents evidencing and used in connection with the sale of the Subscription Rights Agreements, including the Subscription Rights Certificates; (ii) the terms of such Subscription Rights and Subscription Rights Agreements and of the sale of the Subscription Rights do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court
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Champion Enterprises, Inc.
June 30, 2009

or governmental body having jurisdiction over the Company; (iii) the Common Stock or the Preferred Stock relating to such Subscription Rights have been duly authorized for issuance (iv) such Subscription Rights Agreements shall have been duly authorized, executed and delivered and be enforceable in accordance with their respective terms and provisions; and (v) such Stock Subscription Rights shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.
     7. The Stock Purchase Contracts or Stock Purchase Units when sold will constitute valid and legally binding obligations of the Company provided that (i) the such Stock Purchase Contracts or Stock Purchase Units are specifically authorized for sale by Authorizing Resolutions which include the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the sale of the Stock Purchase Units, and to authorize the sale of such Stock Purchase Contracts and Stock Purchase Units; (ii) the terms of such Stock Purchase Contracts and Stock Purchase Units and of their sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) such Stock Purchase Contracts and Stock Purchase Units shall have been duly authorized, executed and delivered and be enforceable in accordance with their respective terms and provisions; and (iv) such Stock Purchase Contracts and Stock Purchase Units shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.
     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
     We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) the validity or enforceability of any provisions contained in the Warrant Agreement that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (iii) any securities into which the Securities may be convertible or exercisable.
     We have relied as to certain matters on information obtained from public officials and officers of the Company.
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Champion Enterprises, Inc.
June 30, 2009

     It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
     The forgoing opinions are limited to the laws of the state of Michigan and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction.
     We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Dykema Gossett pllc
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Schedule I
Subsidiary Guarantors

Exact name of Registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Champion Home Builders Co.	Michigan	38-2744984
Champion Enterprises Management Co.	Michigan	16-1636726
Highland Manufacturing Company LLC	Minnesota	41-1660410
Homes of Merit, Inc.	Florida	59-1438488
New Era Building Systems, Inc.	Michigan	33-1120928
North American Housing Corp.	Michigan	33-1141097
Redman Homes, Inc.	Delaware	75-1364957
San Jose Advantage Homes, Inc.	California	77-0411951
Star Fleet, Inc.	Indiana	35-1840506
Western Homes Corporation	Delaware	75-2276910
BH01\1006899.2
ID\DSP — 006633/0004